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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 28, 2001


                      OLYMPIC CASCADE FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware               001-12629                    36-4128138
     --------               ---------                    ----------
   (Commission            (IRS Employer          (State or other jurisdiction
 of incorporation)         File Number)               Identification No.)


         875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:   (312) 751-8833
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Item 1. CHANGES IN CONTROL OF REGISTRANT

On December 14, 2001, the Company, Mark Goldwasser ("Goldwasser") and Triage Partners LLC, a New York limited liability company ("Triage," and together with Goldwasser, the "Investors") entered into an agreement (the "Purchase Agreement") whereby the Company sold to the Investors an aggregate of 10,725 shares of the Company's Series A Preferred Stock for an aggregate purchase price of $1,072,500 (the "Purchase"). The Series A Preferred Stock is convertible into the Company's common stock at a price of $1.50 per share. The transactions contemplated in the Purchase Agreement were consummated (the "Closing") on December 28, 2001 ("Closing Date"). At the Closing, Triage was issued 5,363 shares of Series A Preferred Stock and One Clark LLC, the assignee of Goldwasser ("One Clark"), was issued 5,362 shares of Series A Preferred Stock.

Additionally, for a period of seven (7) months from the Closing Date (the "Escrow Period"), Triage, along with One Clark, maintain on deposit for the benefit of the Company's broker-dealer subsidiary, National Securities Corporation, a Washington corporation ("National"), in accordance with the terms of an Escrow Agreement (the "Escrow Agreement"), an aggregate of $500,000 ($250,000 of which was advanced by Triage and $250,000 of which was advanced by One Clark) (the "Escrow Amount") to be drawn down by the Company, on an as needed basis, in the event the Company requires additional capital (a) to satisfy the shareholders' equity covenant related to its Clearing Agreement dated as of August 23, 2001, as amended, between First Clearing Corporation and National or (b) for working capital, if the Company does not attain profitability within the Escrow Period. Upon each draw down of the Escrow Amount, if any, the Company will issue such number of shares of Series A Preferred Stock as payment therefor at $100.00 per share in amounts and denominations in accordance with Triage's and One Clark's instructions. Upon expiration of the Escrow Period, the escrow agent will pay Triage and One Clark the balance of the Escrow Amount, if any, and accrued interest thereon in accordance with Triage's and One Clark's instructions, as more fully set forth in the Escrow Agreement.

In a related transaction, Steven A. Rothstein, the former Chairman, Chief Executive Officer and Principal Shareholder, and certain other entities affiliated with Mr. Rothstein (the "Rothstein Affiliates") entered into a Stock Purchase Agreement (the "Rothstein Agreement") dated as of December 14, 2001 with Triage, whereby Mr. Rothstein and the Rothstein Affiliates agreed to sell an aggregate of 285,000 shares of Company Common Stock for an aggregate purchase price of $427,500 (the "Rothstein Sale"). In addition, Rothstein and the Rothstein Affiliates agreed to grant Triage an irrevocable proxy with respect to 274,660 remaining shares of Company Common Stock held by Rothstein and the Rothstein Affiliates for three years, as well as certain rights-of-first refusal with respect to the sale of such shares for a period of two years, each subject to certain trading exemptions. The Rothstein Agreement was consummated on December 28, 2001.


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In another related transaction, the Company entered into a Securities Exchange
Agreement (the "Exchange Agreement") with Gregory P. Kusnick and Karen Jo Gustafson, as Joint Tenants with Right of Survivorship ("KG"), and Gregory C. Lowney and Maryanne K. Snyder, as Joint Tenants with Right of Survivorship ("LS," and, together with KG the "Noteholders"), whereby the Noteholders agreed to exchange 50% of their outstanding notes and warrants (exercisable at $5.00 per share) for an aggregate of (i) 10,000 shares of Series A Preferred Stock and
(ii) warrants to purchase 100,000 shares of Company Common Stock with an exercise price of $1.75 per share (the "Exchange"). Pursuant to the Exchange Agreement, Peter Rettman, as initial representative of the Noteholders, will have a board seat designated for him. In connection with these transactions, Mr. Rettman had one-half of his warrants to purchase Company common stock, or 75,000 shares, repriced from $5.00 per share to $1.75 per share. The transactions contemplated in the Exchange Agreement were consummated on December 28, 2001.

Pursuant to the transactions contemplated in the Purchase Agreement, the Exchange Agreement and the Rothstein Agreement (collectively, the "Transactions"), Steven A. Rothstein, James C. Holcomb, Jr. and D.S. Patel each resigned from the Board of Directors of the Company on the Closing Date, and Peter Rettman, Mark Goldwasser, Martin S. Sands, Steven B. Sands, Robert J. Rosan and Andrew Zaro were each appointed to the Board of Directors of the Company. Therefore, the Board of Directors of the Company currently consists of Peter Rettman, Gary A. Rosenberg, Mark Goldwasser, Martin S. Sands, Steven B. Sands, Robert J. Rosan and Andrew Zaro.

The total amount of funds required by Triage to acquire the shares of the Series A Preferred Stock from the Company and the Common Stock from Rothstein and the Rothstein Affiliates was provided by Triage's capital available for investment. No part of the purchase was or will be represented by funds or other consideration borrowed or otherwise obtained for the purpose of acquiring, holding, trading or voting such securities, except as follows: SB Mechanical Associates LLC, an affiliate of Sands Brothers & Co., Ltd. ("Sands Brothers"), has provided Triage with a $300,000 loan, evidenced by a five year promissory note bearing interest at prime rate, with principal and interest due in one installment. Further, Sands Brothers Group LLC ("SBG"), an affiliate of Sands Brothers, has provided Triage with a $1,000,000 loan, evidenced by (i) a five year promissory note bearing interest at prime rate, with principal and interest due in one installment and (ii) issuance to SBG of a warrant, exercisable for $1,000, to purchase 10% of the equity of Triage.

The total amount of funds required by One Clark to acquire the shares of the Series A Preferred Stock was provided by One Clark's capital available for investment. No part of the purchase was or will be represented by funds or other consideration borrowed or otherwise obtained for the purpose of acquiring, holding, trading or voting such securities, except as follows: One Clark, an entity controlled by Goldwasser was formed for the purpose of assuming the obligations of Goldwasser under the Purchase Agreement.

As a result of the transactions set forth above:


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Triage is the beneficial owner of 642,533 shares of Common Stock, which represents 24.8% of the outstanding shares of Common Stock. Such shares consist of 357,533 shares of Common Stock underlying the Company's Series A Convertible Preferred Stock acquired pursuant to the Purchase Agreement and 285,000 shares of Common Stock acquired pursuant to the Rothstein Agreement. Triage also has the right to vote 274,660 shares of Common Stock pursuant to the irrevocable proxy granted to it by Rothstein and the Rothstein Affiliates. The foregoing does not give effect to the potential issuance of 166,667 shares of Common Stock underlying any Series A Preferred Stock which may be issuable to Triage pursuant to the terms of the Escrow Agreement.

Goldwasser is the beneficial owner of 577,967 shares of Common Stock, which represents 20.7% of the outstanding shares of Common Stock. Such shares include, by virtue of his relationship with One Clark as described above, 357,467 shares of common Stock issuable upon conversion of the Company's Series A Convertible Stock issued to it pursuant to the Purchase Agreement. In addition, such amount includes 192,000 shares issuable upon exercise of fully-vested stock options. The foregoing does not give effect to the potential issuance of 166,666 shares of Common Stock underlying any Series A Preferred Stock which may be issuable to One Clark pursuant to the terms of the Escrow Agreement.

The foregoing description of each of the Purchase Agreement, the Rothstein Agreement, the Exchange Agreement and the Escrow Agreement contained in this Form 8-K is a brief summary of the provisions thereof but does not purport to be complete. This summary is qualified in its entirety by reference to the Purchase Agreement, the Rothstein Agreement, the Exchange Agreement and the Escrow Agreement, a copy of each of which is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.30 Purchase Agreement by and among Olympic Cascade Financial Corporation, Mark Goldwasser and Triage Partners, LLC dated as of December 14, 2001.

10.31 Stock Purchase Agreement between Steven A. Rothstein, certain other persons or entities and Triage Partners, LLC dated as of December 14, 2001.

10.32 Securities Exchange Agreement by and among Olympic Cascade Financial Corporation, Gregory P. Kusnick, Karen Jo Gustafson, Gregory C. Lowney and Maryanne K. Snyder dated as of December 14, 2001

10.33 Escrow Agreement by and made among Olympic Cascade Financial Corporation, Mark Goldwasser, Triage Partners, LLC and National Securities Corporation dated as of December 28, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OLYMPIC CASCADE
                                            FINANCIAL CORPORATION

Date:    January 11, 2002                   By: Mark Goldwasser
                                            -------------------
                                            Mark Goldwasser,
                                            President and Chief Executive
                                            Officer

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                                  EXHIBIT INDEX

Exhibit
Number    Description of Document
-------   -----------------------

10.30 Purchase Agreement by and among Olympic Cascade Financial Corporation, Mark Goldwasser and Triage Partners, LLC dated as of December 14, 2001.

10.31 Stock Purchase Agreement between Steven A. Rothstein, certain other persons or entities and Triage Partners, LLC dated as of December 14, 2001.

10.32 Securities Exchange Agreement by and among Olympic Cascade Financial Corporation, Gregory P. Kusnick, Karen Jo Gustafson, Gregory C. Lowney and Maryanne K. Snyder dated as of December 14, 2001

10.33 Escrow Agreement by and made among Olympic Cascade Financial Corporation, Mark Goldwasser, Triage Partners, LLC and National Securities Corporation dated as of December 28, 2001.



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